Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-205183) and S-8 (Nos. 333-38649, 333-74567, 333-89294, 333-126988, 333-117630, 333-169564, and 333-190122) of Brown-Forman Corporation of our report dated June 15, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
June 15, 2016